Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to this Registration Statement on Form S-4 and the related prospectus and proxy statement of our report dated March 6, 2020 relating to the consolidated financial statements of GNB Financial Services Inc. appearing in the prospectus and proxy statement contained in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the prospectus and proxy statement, which is part of this Registration Statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 18, 2021

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345